Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 31, 2019, the Company, Merger Sub, Infiltrator and 2461461 Ontario Limited, entered into the Merger Agreement, pursuant to which Merger Sub merged with and into Infiltrator, with Infiltrator continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Acquisition”). The closing of the Acquisition took place simultaneously upon the execution of the Merger Agreement. The Company paid an aggregate purchase price of approximately $1,128,489 thousand in cash including cash acquired of $48,489 thousand in connection with the Acquisition (the “Merger Consideration”), subject to certain post-closing purchase price adjustments as described in the Merger Agreement.

On the Acquisition Closing Date, the Company entered into the Credit Agreement by and among the Company, as borrower, Barclays Bank PLC, as administrative agent, the several lenders from time to time party thereto, Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, joint bookrunners, syndication agents and documentation agents. The Credit Agreement provides for a Term Loan Facility in an initial aggregate principal amount of up to $1.3 billion, a Revolving Credit Facility in an initial aggregate principal amount of up to $350 million, a letter of credit sub-facility in the initial aggregate available amount of up to $50 million, as a sublimit of such Revolving Credit Facility and a swing line sub-facility in the aggregate available amount of up to $50 million, as a sublimit of the Revolving Credit Facility. On the Acquisition Closing Date, the Company borrowed under the Credit Agreement which was used to (i) finance the Merger Consideration paid in connection with the closing of the Acquisition, (ii) repay the total outstanding amount as of the Acquisition Closing Date under the Company’s PNC Credit Agreement, (iii) repay outstanding amounts of existing indebtedness incurred by Infiltrator under its outstanding credit facility in effect prior to the Acquisition, and (iv) pay certain transaction fees and expenses associated with the Acquisition and the Credit Agreement.

On September 10, 2019, the Company offered 10,350,000 shares of common stock, including 1,350,000 shares of common stock pursuant to the underwriters’ option to purchase additional shares that the underwriters exercised at purchase price of $29.75 per share, resulting in aggregate offering proceeds of $308 million, the net proceeds of which the Company intends to use to repay a portion of the outstanding indebtedness under the Senior Secured Credit Facility and for general corporate purposes.

The following unaudited pro forma combined financial information assumes the Company is issuing $350 million aggregate principal amount of Senior Notes due 2027. The Company intends to use the aggregate principal amount to repay a portion of the outstanding indebtedness under the Senior Secured Credit Facility.

The following unaudited pro forma combined financial information of the Company, including the explanatory notes (collectively, the “pro forma financial information”) are presented to illustrate the effects of the (i) Acquisition, (ii) the Company’s borrowings under the Senior Secured Credit Facility, (iii) the issuance of shares of common stock in the Common Stock Offering and use of proceeds received, and (iv) the issuance of notes in this offering and use of proceeds received therefrom (collectively, the “Transactions”).

The pro forma financial information was based on, and should be read in conjunction with, the following historical consolidated financial information and accompanying notes included elsewhere in this offering memorandum:

•	Audited historical consolidated financial statements of the Company, and the related notes for the fiscal year ended March 31, 2019;
•	Audited historical consolidated financial statements of Infiltrator, and the related notes for the fiscal year ended December 28, 2018;
•	Unaudited historical condensed consolidated financial statements of the Company, and the related notes for the fiscal quarter ended June 30, 2019; and

•	Unaudited historical condensed consolidated financial statements of Infiltrator, and the related notes for the six-months ended July 5, 2019.

The unaudited pro forma combined statements of operations for the year ended March 31, 2019, for the three months ended June 30, 2019 and for the twelve months ended June 30, 2019 assume the Transactions occurred on April 1, 2018, the beginning of the Company’s fiscal year ended March 31, 2019. The unaudited pro forma combined balance sheet as of June 30, 2019 assumes the Transactions occurred on June 30, 2019.

The historical combined financial information has been adjusted in the pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statements of operations, are expected to have a continuing effect on the combined operating results. In the opinion of management, all adjustments necessary to present fairly the pro forma financial information have been reflected. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the pro forma financial information. The accompanying unaudited pro forma combined statement of income does not include any pro forma adjustments to reflect one-time transaction related costs and any non-recurring activity such as debt issuance costs incurred in conjunction with the Senior Secured Credit Facility, the Common Stock Offering and this offering.

The unaudited combined pro forma financial information are unaudited and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Transactions. In addition, the accompanying unaudited pro forma combined statements of operations do not include any expected cost savings, operating synergies, or revenue enhancements that may be realized subsequent to the Transactions, or the impact of any non-recurring activity and transaction-related or integration-related costs.

The unaudited combined pro forma financial information, except for the financing adjustments, was prepared in advance of closing of the Acquisition; the final amounts recorded upon, or after, the closing of the Acquisition may differ materially from the information presented. The unaudited combined pro forma financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited combined pro forma financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited combined pro forma financial information and the Company’s future results of operations and financial position.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2019

(In thousands)

	Historical ADS	IWT as adjusted for ADS	Acquisition Adjustments	Reference	Financing Adjustments	Reference	Pro Forma
ASSETS
Current assets:
Cash	$9,357	$48,489	$(1,140,989)	4a	$1,098,092	5a	$14,949
Receivables (less allowance for doubtful accounts)	231,829	28,860	(8,059)	4b	—		252,630
Inventories	230,284	37,619	—		—		267,903
Other current assets	9,185	2,196	—		—		11,381

Total current assets	480,655	117,164	(1,149,048)		1,098,092		546,863
Property, plant and equipment, net	396,280	82,424	—		—		478,704
Other assets:
Goodwill	102,844	205,859	372,850	4c	—		681,553
Intangible assets, net	35,733	248,311	226,689	4d	—		510,733
Other assets	52,903	14,410	—		—		67,313

Total assets	$1,068,415	$668,168	$(549,509)		$1,098,092		$2,285,166

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$25,939	$2,450	$(2,450)	4e	$(12,000)	5b	$13,939
Current maturities of finance lease obligations	22,695	—	—		—		22,695
Accounts payable	106,413	12,556	(8,059)	4b	—		110,910
Other accrued liabilities	76,267	11,608	(419)	4e	—		87,456
Accrued income taxes	12,669	2,750	—		—		15,419

Total current liabilities	243,983	29,364	(10,928)		(12,000)		250,419
Long-term debt obligation (less unamortized debt issuance costs)	230,337	326,390	(326,390)	4e	834,501	5b	1,064,838
Long-term finance lease obligations	56,368	—	—		—		56,368
Deferred tax liabilities	48,745	65,207	44,639	4f	—		158,591
Other liabilities	28,641	2,877	—		—		31,518

Total liabilities	608,074	423,838	(292,679)		822,501		1,561,734
Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock	279,816	—	—		—		279,816
Deferred compensation—unearned ESOP shares	(31,659)	—	—		—		(31,659)

Total mezzanine equity	248,157	—	—		—		248,157
Stockholders’ equity:
Common stock	11,439	186	(186)		104	5c	11,543
Paid-in capital	501,046	189,289	(189,289)		293,192	5c	794,238
Common stock in treasury, at cost	(10,162)	—	—		—		(10,162)
Accumulated other comprehensive loss	(24,470)	—	—		—		(24,470)
Retained (deficit) earnings	(278,727)	54,855	(67,355)		(17,705)	5b	(308,932)

Total ADS stockholders’ equity	199,126	244,330	(256,830)	4g	275,591		462,217
Noncontrolling interest in subsidiaries	13,058	—	—		—		13,058

Total stockholders’ equity	212,184	244,330	(256,830)		275,591		475,275

Total liabilities, mezzanine equity and stockholders’ equity	$1,068,415	$668,168	$(549,509)		$1,098,092		$2,285,166

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED MARCH 31, 2019

(In thousands, except per share data)

	Historical ADS	IWT as adjusted for ADS	Acquisition Adjustments	Reference	Financing Adjustments	Reference	Pro Forma
Net sales	$1,384,733	$292,781	$(69,064)	6a	$—		$1,608,450
Cost of goods sold	1,057,766	182,278	(69,064)	6a	—		1,170,980

Gross profit	326,967	110,503	—		—		437,470
Operating expenses:
Selling	96,335	11,572	—		—		107,907
General and administrative	89,692	27,135	(289)	6b	—		116,538
Loss on disposal of assets and costs from exit and disposal activities	3,647	22	—		—		3,669
Intangible amortization	7,880	31,090	10,537	6c	—		49,507

Income from operations	129,413	40,684	(10,248)		—		159,849
Other expense:
Interest expense	18,618	20,812	(20,812)	6d	56,304	7a	74,922
Derivative gains and other income, net	(815)	382	—		—		(433)

Income before income taxes	111,610	19,490	10,564		(56,304)		85,360
Income tax expense	30,049	4,210	2,747	6e	(14,639)	7b	22,367
Equity in net loss of unconsolidated affiliates	95	—	—		—		95

Net income	81,466	15,280	7,817		(41,665)		62,898
Less: net income attributable to noncontrolling interest	3,694	—	—		—		3,694

Net income attributable to ADS	$77,772	$15,280	$7,817		$(41,665)		$59,204

Weighted average common shares outstanding:
Basic	57,025						67,375
Diluted	57,611						67,962
Net income per share:
Basic	$1.23						$0.80
Diluted	$1.22						$0.80

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2019

(In thousands, except per share data)

	Historical ADS	IWT as adjusted for ADS	Acquisition Adjustments	Reference	Financing Adjustments	Reference	Pro Forma
Net sales	$413,708	$90,184	$(19,948)	6a	$—		$483,944
Cost of goods sold	307,256	52,162	(19,948)	6a	—		339,470
Cost of goods sold—ESOP special dividend compensation	168,610	—	—		—		168,610

Gross profit	(62,158)	38,022	—		—		(24,136)
Operating expenses:
Selling	26,365	3,415	—		—		29,780
General and administrative	31,433	6,979	(4,207)	6b	—		34,205
Selling, general and administrative—ESOP special dividend compensation	78,142	—	—		—		78,142
Loss on disposal of assets and costs from exit and disposal activities	707	—	—		—		707
Intangible amortization	1,542	7,855	3,152	6c	—		12,549

Income from operations	(200,347)	19,773	1,055		—		(179,519)
Other expense:
Interest expense	5,264	5,307	(5,307)	6d	13,246	7a	18,510
Derivative (gains) loss and other (income) expense, net	(96)	85	—		—		(11)

(Loss) income before income taxes	(205,515)	14,381	6,362		(13,246)		(198,018)
Income tax expense	22,370	2,513	1,654	6e	(3,444)	7b	23,093
Equity in net income of unconsolidated affiliates	(434)	—	—		—		(434)

Net (loss) income	(227,451)	11,868	4,708		(9,802)		(220,677)
Less: net loss attributable to noncontrolling interest	(1,095)	—	—		—		(1,095)

Net (loss) income attributable to ADS	$(226,356)	$11,868	$4,708		$(9,802)		$(219,582)

Weighted average common shares outstanding:
Basic	57,576						67,926
Diluted	57,576						67,926
Net loss per share:
Basic	$(4.06)						$(3.34)
Diluted	$(4.06)						$(3.34)

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2019

(In thousands, except per share data)

	Historical ADS	IWT as adjusted for ADS	Acquisition Adjustments	Reference	Financing Adjustments	Reference	Pro Forma
Net sales	$1,410,594	$300,209	$(69,459)	6a	$—		$1,641,344
Cost of goods sold	1,076,866	182,132	(69,459)	6a	—		1,189,539
Cost of goods sold—ESOP special dividend compensation	168,610	—	—		—		168,610

Gross profit	165,118	118,077	—		—		283,195
Operating expenses:
Selling	98,535	12,216	—		—		110,751
General and administrative	99,743	29,054	(4,496)	6b	—		124,301
Selling, general and administrative—ESOP special dividend compensation	78,142	—	—		—		78,142
Loss on disposal of assets and costs from exit and disposal activities	3,250	—	—		—		3,250
Intangible amortization	7,438	31,150	10,193	6c	—		48,781

(Loss) income from operations	(121,990)	45,657	(5,697)		—		(82,030)
Other expense:
Interest expense	20,080	21,006	(21,006)	6d	54,899	7a	74,979
Derivative (gains) loss and other (income) expense, net	(97)	359	—		—		262

(Loss) income before income taxes	(141,973)	24,292	15,309		(54,899)		(157,271)
Income tax expense	38,135	4,681	3,980	6e	(14,274)	7b	32,522
Equity in net income of unconsolidated affiliates	(472)	—	—		—		(472)

Net (loss) income	(179,636)	19,611	11,329		(40,625)		(189,321)
Less: net (loss) attributable to noncontrolling interest	1,228	—	—		—		1,228

Net (loss) income attributable to ADS	$(180,864)	$19,611	$11,329		$(40,625)		$(190,549)

Weighted average common shares outstanding:
Basic	57,269						67,619
Diluted	57,269						67,619
Net loss per share:
Basic	$(3.31)						$(2.95)
Diluted	$(3.31)						$(2.95)

ADVANCED DRAINAGE SYSTEMS, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma combined financial information and related notes were based upon ADS’s fiscal year end reporting, which ends on March 31 of each calendar year. IWT’s fiscal year is a 52- or 53-week period, which ends the Friday on or about December 31. Due to the differing fiscal period ends, and in order to present results for comparable periods, the unaudited pro forma combined statement of operations for the year ended March 31, 2019 derives IWT’s results from its audited consolidated statement of operations for the fiscal year ended December 28, 2018, plus its unaudited consolidated financial data for the three months ended April 5, 2019, less its unaudited consolidated financial data for the three months ended March 30, 2018. For purposes of the unaudited pro forma combined statement of operations for the three months ended June 30, 2019, results for IWT were derived from its unaudited consolidated statement of operations for the six months ended July 5, 2019 less its unaudited consolidated financial data for the three months ended April 5, 2019. For purposes of the unaudited pro forma combined statement of operations for the twelve months ended June 30, 2019, results for IWT were derived from its audited consolidated statement of operations for the fiscal year ended December 28, 2018, plus its unaudited consolidated financial data for the six months ended July 5, 2019, less its unaudited consolidated financial data for the six months ended June 29, 2018.

For purposes of the unaudited pro forma combined statement of operations for the twelve months ended June 30, 2019, results for ADS were derived from its audited consolidated statement of operations for the fiscal year ended March 31, 2019, plus its unaudited condensed consolidated statement of operations for the three months ended June 30, 2019, less its unaudited condensed consolidated statement of operations for the three months ended June 30, 2018.

The unaudited pro forma combined balance sheet as of June 30, 2019 and the pro forma combined information of operations for the fiscal year ended March 31, 2019, the three months ended June 30, 2019, and the twelve months ended June 30, 2019 were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The Company has not yet completed a detailed valuation analysis necessary to arrive at the required fair value estimates for IWT assets acquired and liabilities assumed. To prepare the unaudited pro forma combined financial information herein, ADS adjusted IWT’s assets and liabilities to their estimated fair values based on a preliminary valuation. Completion of a detailed valuation analysis could have a significant impact on the unaudited pro forma combined financial information contained herein and our future results of operations and financial position.

2. Accounting Policy Alignment and Reclassification Adjustments

The Company has performed a preliminary assessment of the accounting policies of IWT for alignment with ADS. In addition, certain balances were reclassified from the IWT historical financial statements so its presentation would be consistent with that of ADS.

On April 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”), and all related amendments using the modified retrospective transition method. IWT would have applied ASC 606 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Management does not expect the adoption of ASC 606 for IWT to have a material impact on its combined financial position or results of operations. As such, no adjustments to IWT have been made in the unaudited pro forma financial statements of operations for the fiscal year ended March 31, 2019, the three months ended June 30, 2019 or the twelve months ended June 30, 2019.

On April 1, 2019, the Company adopted ASC 842, Leases (“ASC 842”), using the transition method in the July 2018 ASU which does not require adjustments to comparative periods or require modified disclosures for those periods and includes transition relief practical expedients. IWT would have applied ASC 842 to annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. The unaudited pro forma combined financial information for the year ended March 31, 2019 does not reflect adjustments for ASC 842 as this standard was not adopted by the Company at this time, whereas the unaudited pro forma combined financial information for the three months ended June 30, 2019 has been prepared in accordance with ASC 842. Management has completed a preliminary assessment of the financial statement impact of adoption of ASC 842 for IWT and has reflected an adjustment to the unaudited combined pro forma balance sheet as of June 30, 2019. No adjustment was required for the unaudited pro forma combined statement of operations for the three months ended June 30, 2019 and twelve months ended June 30, 2019 to reflect IWT’s adoption of ASC 842.

These adjustments and reclassifications are based on management’s preliminary analysis. When ADS completes its detailed review of IWT’s accounting policies, including a detailed assessment of ASC 606 and ASC 842, additional differences could be identified that, when conformed, could have a material impact on the combined company’s financial information.

Refer to the table below for a summary of accounting policy and reclassification adjustments made to IWT’s consolidated balance sheet as of July 5, 2019 to conform its presentation to that of ADS.

ADS Presentation	IWT Presentation	Historical IWT at July 5, 2019	Accounting policy and reclassification adjustments	Note	IWT as adjusted for ADS	IWT as adjusted for ADS
		(actuals)			(actuals)	(thousands)
ASSETS
Cash	Cash and cash equivalents	$48,489,491	$—		$48,489,491	$48,489
Receivables (less allowance for doubtful accounts)	Accounts receivable—net of allowance for doubtful accounts	28,279,965	579,936	(i)	28,859,901	28,860
	Income tax receivable	534,721	(534,721)	(i)	—	—
Inventories	Inventories	37,618,851	—		37,618,851	37,619
Other current assets	Other current assets	2,240,768	(45,215)	(i)	2,195,553	2,196
Property, plant and equipment, net	Property, plant and equipment, net	82,423,765	—		82,423,765	82,424
Goodwill	Goodwill	205,858,706	—		205,858,706	205,859
Intangible assets, net	Other intangible assets—net	248,310,619	—		248,310,619	248,311
Other assets	Other assets	9,532,966	4,877,198	(ii)	14,410,164	14,410
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current maturities of debt obligations	Current portion of long-term debt	$2,450,000	$—		$2,450,000	$2,450
Accounts payable	Accounts payable	12,555,770	—		12,555,770	12,556
	Payable to David Presby Trust	2,712,702	(2,712,702)	(iii)	—	—
Accrued income taxes	Income tax payable	2,749,841	—		2,749,841	2,750
Other accrued liabilities	Accrued Expenses	6,710,864	4,896,358	(ii)(iii)	11,607,222	11,608
Long-term debt obligations (less unamortized debt issuance costs)	Long-term debt—less current portion	326,390,277	—		326,390,277	326,390
Deferred tax liabilities	Deferred income taxes	65,207,357	—		65,207,357	65,207
Other liabilities	Other liabilities	182,330	2,693,542	(ii)	2,875,872	2,877
Common stock	Common stock	186,126	—		186,126	186
Paid-in capital	Additional paid-in capital	189,289,180	—		189,289,180	189,289
Retained earnings (deficit)	Accumulated deficit	54,855,405	—		54,855,405	54,855

(i)	Represents a reclassification of income tax receivables and miscellaneous receivables to receivables (less allowance for doubtful accounts).
(ii)

Represents an adjustment to present IWT in accordance with ASC 842, which includes the recognition of right-of-use assets and corresponding liabilities ($2,184 thousand within other accrued liabilities and $2,694 thousand within other liabilities).

(iii)	Represents a reclassification of the David Presby Trust payable to other accrued liabilities.

Refer to the table below for a summary of accounting policy and reclassification adjustments made to IWT’s statements of operations for the twelve months ended April 5, 2019, the three months ended July 5, 2019 and the twelve months ended July 5, 2019 to conform its presentation to that of ADS.

		Historical IWT
ADS Presentation	IWT Presentation	Fiscal year ended December 28, 2018	Three months ended April 5, 2019	Three months ended March 30, 2018	Twelve months ended April 5, 2019	Accounting policy and reclassification adjustments	Note	IWT as adjusted for ADS	IWT as adjusted for ADS
		(actuals)	(actuals)	(actuals)	(actuals)	(actuals)		(actuals)	(thousands)
Net sales	Net sales	$275,198,104	$70,728,941	$53,146,404	$292,780,641	$—		$292,780,641	$292,781
Cost of goods sold	Cost of goods sold	173,252,075	43,193,040	34,167,470	182,277,645	—		182,277,645	182,278
	Selling, general and administrative	27,999,625	7,198,046	6,267,454	28,930,217	(28,930,217)	(i)	—	—
Selling		—	—	—	—	11,572,087	(i)	11,572,087	11,572
General and administrative		—	—	—	—	27,135,134	(i)(ii)	27,135,134	27,135
	Transaction-related expenses	252,153	109,917	—	362,070	(362,070)	(ii)	—	—
	Legal settlement	7,500,000	—	—	7,500,000	(7,500,000)	(ii)	—	—
Intangible amortization	Amortization expense related to intangible assets	31,179,984	7,704,866	7,794,996	31,089,854	—		31,089,854	31,090
	Research and development	1,938,529	293,578	317,173	1,914,934	(1,914,934)	(ii)	—	—
Loss on disposal of assets and costs from exit and disposal activities	Loss on sale of property, plant and equipment	22,505	—	71	22,434	—		22,434	22
Interest expense	Interest expense-net	(19,580,450)	(5,766,342)	(4,535,287)	(20,811,505)	—		(20,811,505)	(20,812)
Derivative gains and other income, net	Other expense-net	(318,628)	(113,881)	(50,730)	(381,779)	—		(381,779)	(382)
Income tax expense	Income tax expense (benefit)	3,334,097	1,504,959	628,820	4,210,236	—		4,210,236	4,210
Net income	Net income (loss)	9,820,058	4,844,312	(615,597)	15,279,967	—		15,279,967	15,280

		Historical IWT
ADS Presentation	IWT Presentation	Six months ended July 5, 2019	Three months ended April 5, 2019	Three months ended July 5, 2019	Accounting policy and reclassification adjustments	Note	IWT as adjusted for ADS	IWT as adjusted for ADS
		(actuals)	(actuals)	(actuals)	(actuals)		(actuals)	(thousands)
Net sales	Net sales	$160,913,413	$70,728,941	$90,184,472	$—		$90,184,472	$90,184
Cost of goods sold	Cost of goods sold	95,354,603	43,193,040	52,161,563	—		52,161,563	52,162
	Selling, general and administrative	15,735,814	7,198,046	8,537,768	(8,537,768)	(i)	—	—
Selling		—	—	—	3,415,107	(i)	3,415,107	3,415
General and administrative		—	—	—	6,979,200	(i)(ii)	6,979,200	6,979
	Transaction-related expenses	1,165,298	109,917	1,055,381	(1,055,381)	(ii)	—	—
Intangible amortization	Amortization expense related to intangible assets	15,559,731	7,704,866	7,854,865	—		7,854,865	7,855
	Research and development	1,094,736	293,578	801,158	(801,158)	(ii)	—	—
Interest expense	Interest expense-net	(11,073,547)	(5,766,342)	(5,307,205)	—		(5,307,205)	(5,307)
Derivative gains and other income, net	Other expense-net	(199,819)	(113,881)	(85,938)	—		(85,938)	(85)
Income tax expense	Income tax expense	4,017,538	1,504,959	2,512,579	—		2,512,579	2,513
Net income	Net income (loss)	16,712,327	4,844,312	11,868,015	—		11,868,015	11,868

		Historical IWT
ADS Presentation	IWT Presentation	Fiscal year ended December 28, 2018	Six months ended July 5, 2019	Six months ended June 29, 2018	Twelve months ended July 5, 2019	Accounting policy and reclassification adjustments	Note	IWT as adjusted for ADS	IWT as adjusted for ADS
		(actuals)	(actuals)	(actuals)	(actuals)	(actuals)		(actuals)	(thousands)
Net sales	Net sales	$275,198,104	$160,913,413	$135,902,729	$300,208,788	$—		$300,208,788	$300,209
Cost of goods sold	Cost of goods sold	173,252,075	95,354,603	86,475,105	182,131,573	—		182,131,573	182,132
	Selling, general and administrative	27,999,625	15,735,814	13,196,487	30,538,952	(30,538,952)	(i)	—	—
Selling		—	—	—	—	12,215,581	(i)	12,215,581	12,216
General and administrative		—	—	—	—	29,053,761	(i)(ii)	29,053,761	29,054
	Transaction- related expenses	252,153	1,165,298	252,153	1,165,298	(1,165,298)	(ii)	—	—
	Legal settlement	7,500,000	—	—	7,500,000	(7,500,000)	(ii)	—	—
Intangible amortization	Amortization expense related to intangible assets	31,179,984	15,559,731	15,589,992	31,149,723	—		31,149,723	31,150
	Research and development	1,938,529	1,094,736	968,173	2,065,092	(2,065,092)	(ii)	—	—
Loss on disposal of assets and costs from exit and disposal activities	Loss on sale of property related to intangible assets	22,505	—	22,505	—	—		—	—
Interest expense	Interest expense-net	(19,580,450)	(11,073,547)	(9,647,971)	(21,006,026)	—		(21,006,026)	(21,006)
Derivative gains and other income, net	Other expense-net	(318,628)	(199,819)	(159,800)	(358,647)	—		(358,647)	(359)
Income tax expense	Income tax expense	3,334,097	4,017,538	2,670,142	4,681,493	—		4,681,493	4,681
Net income	Net income (loss)	9,820,058	16,712,327	6,920,401	19,611,984	—		19,611,984	19,611

(i)	Represents the bifurcation of IWT’s selling, general, and administrative financial statement line item into selling and into general and administrative.
(ii)	Represents a reclassification of certain transaction related expenses, legal settlement fees, and research and development expenses into general and administrative.

3. Preliminary Purchase Price Allocation

The preliminary Merger Consideration as shown in the table below is allocated to the tangible and intangible assets acquired and liabilities assumed of IWT based on their preliminary fair values. As mentioned above, ADS has not yet completed a detailed valuation analysis necessary to arrive at the required fair value estimates for IWT assets acquired and liabilities assumed. Accordingly, assets acquired and liabilities assumed are preliminary based on available information and certain assumptions, which ADS believes are reasonable. Actual results may differ materially from the assumptions within the unaudited pro forma combined financial statements.

The following table summarizes the preliminary Merger Consideration paid, net of cash acquired. The amounts below are preliminary and are subject to change.

(in thousands)	Amount
Total fair value of consideration transferred	$1,128,489
Less: Cash acquired	(48,489)

Total net consideration paid	$1,080,000

The following table sets forth the preliminary allocation of the Merger Consideration transferred to the preliminary fair value of the identifiable tangible and intangible assets acquired and liabilities assumed using IWT’s unaudited condensed consolidated balance sheet as of July 5, 2019, with the excess recorded to goodwill.

(in thousands)	Amount
Cash	48,489
Total current assets, net of cash	68,675
Property, plant and equipment, net	82,424
Goodwill	578,709
Intangible assets, net	475,000
Other assets	14,410
Total current liabilities	(26,495)
Deferred tax liabilities	(109,846)
Other liabilities	(2,877)

Total fair value of consideration transferred	$1,128,489

Total consideration transferred includes cash of $794,179 thousand for the entire outstanding share capital of IWT plus cash of $334,310 thousand to repay outstanding amounts of existing indebtedness incurred by IWT under its outstanding credit facility in effect prior to the Acquisition. The cash to be paid remains subject to final post-closing adjustments as outlined in the Merger Agreement.

4. Unaudited Pro Forma Combined Balance Sheet Adjustments Related to the Acquisition

(a)	Reflects the adjustment to cash as a result of the Acquisition:

(in thousands)	Amount	Note
Cash consideration	$(1,128,489)
Payment of Acquisition-related costs	(12,500)	(i)

Pro forma adjustment to cash	$(1,140,989)

(i)

These charges include financial advisory fees, legal, accounting, and other professional fees which relate directly to the Acquisition. The impact of these direct, incremental transaction costs are not reflected in the unaudited pro forma combined statement of operations as they are nonrecurring in nature.

(b)

Reflects the elimination of certain balances between ADS and IWT that are included within the historical financial statements. This includes trade receivables and payables as well as certain other assets related to certain manufacturing and distribution agreements.

(c)	Reflects the adjustment to remove IWT’s historical goodwill of $205,859 thousand and record goodwill associated with the Acquisition of $578,709 thousand.
(d)	Reflects the adjustment to record the preliminary fair value of the identifiable intangible assets:

(in thousands)	Preliminary fair value	Estimated useful lives
Customer relationships	$270,000	15 years
Patents and developed technology	140,000	10 years
Tradename and trademarks	65,000	20 years

	475,000
Less: IWT historical intangible assets balance	(248,311)

Pro forma net adjustment to intangible assets	$226,689

The fair value estimates for identifiable intangible assets are preliminary and are based upon assumptions that market participants would use in pricing an asset. The indicated fair value of the customer relationships was estimated using the multi-period excess earnings method, which estimates value based on the expected future excess earnings stream attributable to a particular asset. The indicated fair values of the patents and developed technology and the tradename and trademarks were estimated using the relief from royalty method, which uses the net present value of hypothetical forecast after-tax royalties to calculate the value of the asset.

Some of the more significant inputs and assumptions inherent in the estimation of the identifiable intangible asset valuations include the long-term cash flow projections and profitability, the cash flow period estimated for the particular asset, the discount rate selected in order to estimate the inherent risk in each future cash flow stream, the selected royalty rate (if applicable), the annual obsolescence or attrition rate applicable to the cash flows of the asset, and the net book value of certain tangible assets. No assurances can be given that the underlying inputs and assumptions used to prepare the preliminary calculations of intangible asset value will not change as ADS completes its detailed valuation analysis. For these and other reasons, actual results may vary significantly from estimated results.

(e)	Reflects the extinguishment of IWT’s historical long-term debt in accordance with the terms of the Merger Agreement, including the current portion and related accrued interest.
(f)

Reflects the adjustment to deferred tax liabilities resulting from the Acquisition. The estimated increase in deferred tax liabilities results primarily from the recognition of deferred tax liabilities as a result of the fair value adjustments for non-deductible intangible assets calculated using an estimated combined state and federal statutory tax rate of 26%. The adjustment is partially offset by the recognition of deferred tax assets resulting from acquired tax benefits stemming from certain costs incurred by IWT as a result of the Acquisition.

This adjustment to deferred tax liabilities is preliminary and remains subject to management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction. Recognition of additional deferred tax assets and liabilities as well as adjustments to established deferred tax assets and liabilities upon a detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting. These items could be material.

(g)	Reflects the adjustment to equity as a result of the following:

(in thousands)	Amount
Remove historical equity of IWT	$(244,330)
Acquisition-related costs	(12,500)

Pro forma adjustment to equity	$(256,830)

5. Unaudited Pro Forma Combined Balance Sheet Adjustment Related to Financing

(a)	Reflects cash proceeds from the Credit Agreement, the Common Stock Offering, the Senior Notes due 2027, and the repayment of certain outstanding ADS debt as shown in the table below:

(in thousands)	Face value	Original issue discount	Issuance costs	Net balance	Note
Proceeds from Term Loan Facility	$1,300,000	$13,000	$20,769	$1,266,231	(i)
Proceeds from Revolving Credit Facility	100,000	—	5,347	94,653
Proceeds from Common Stock Offering	307,913	—	14,617	293,296
Proceeds from Senior Notes due 2027 offered hereby	350,000	—	6,592	343,408

Total Proceeds	$2,057,913	$13,000	$47,325	$1,997,588
Less: Repayment of outstanding ADS debt				(256,200)	(ii)
Less: Pay down of Term Loan Facility- Common Stock Offering				(250,000)	(iii)
Less: Pay down of Revolving Credit Facility-Common Stock Offering				(43,296)	(iii)
Less: Pay down of Term Loan Facility- Senior Notes due 2027 offered hereby				(350,000)	(iv)

Pro forma adjustment to cash				$1,098,092

(i)

In connection with the Acquisition, the Company entered into and drew down a total of $1.3 billion under the Term Loan Facility and incurred original issue discount and debt issuance costs of $13,000 thousand and $20,769 thousand, respectively.

(ii)

As part of the Transactions, ADS repaid certain of its outstanding debt. This repayment included the balance of the Secured Bank Loans as well as the senior notes, which had an outstanding balance of $256,200 thousand.

(iii)

After the execution of the Common Stock Offering, the Company will conduct a partial repayment of proceeds from the Common Stock Offering of $250,000 thousand with the remaining $43,296 thousand to pay down the Revolving Credit Facility.

(iv)

After completion of this notes offering, the Company will conduct a partial repayment of the Term Loan Facility using the aggregate gross proceeds from the Senior Notes due 2027 offered hereby of $350,000 thousand for purposes of the pro forma financial information. Accordingly, the face value of the Term Loan Facility is presented within the pro forma financial information, net of the repayment from the proceeds of the Common Stock Offering and Senior Notes due 2027 offered hereby, as $700,000 thousand.

(b)	Reflects the increase in maturities of debt obligations from borrowings under the Credit Agreement net of the repayment of certain outstanding ADS debt as shown in the table below:

(in thousands)	Amount	Note
Term Loan Facility—current portion	$13,000
Revolving Credit Facility—current portion	—

Total current debt	13,000

Less: Repayment of outstanding ADS debt	(25,000)

Pro forma adjustment to current maturities of debt obligations	$(12,000)

Term Loan Facility—non-current portion	1,253,231
Revolving Credit Facility—non-current portion	94,653
Senior Notes due 2027 offered hereby (net of debt issuance costs)	343,408

Total non-current debt	1,691,292

Less: Repayment of outstanding ADS debt, net of unamortized debt issuance costs	(229,081)	(i)
Less: Pay down of Term Loan Facility—Common Stock Offering	(243,506)	(ii)
Less: Pay down of Revolving Credit Facility—Common Stock Offering	(43,296)
Less: Pay down of Term Loan Facility—Senior Notes due 2027	(340,908)	(iii)

Pro forma adjustment to maturities of long-term debt obligations	$834,501

(i)	Inclusive of associated unamortized debt issuance costs of $2,119 thousand as of June 30, 2019, which were written off to equity.
(ii)

Inclusive of associated unamortized debt issuance costs and debt issuance costs of approximately $2,500 thousand and $3,994 thousand, respectively related to the Term Loan Facility, which were written off to equity.

(iii)

Inclusive of associated unamortized debt issuance costs and debt issuance costs of approximately $3,500 thousand and $5,592 thousand, respectively related to the Term Loan Facility, which were written off to equity.

(c)	Reflects the increase to equity attributable to the Offering based on the following:

(in thousands)	Amount	Note
Estimated value of ADS common stock issued at par value	$104	(i)

Pro forma adjustment to common stock	$104

Estimated value of ADS common stock issued in excess of par value	$307,809	(i)
Less: Offering issuance costs	(14,617)	(i)

Pro forma adjustment to paid-in capital	$293,192

(i)

Represents the issuance of 10,350 thousand shares of common stock (par value $0.01) at a per share purchase price of $29.75, for gross proceeds in the amount of $307,913 thousand prior to offering costs of $14,617 thousand.

6. Unaudited Pro Forma Combined Statements of Operations Adjustments Related to Acquisition

(a)	Reflects the removal of historical sales and the related cost of goods sold between ADS and IWT related to previously existing contract manufacturing and distribution agreements.
(b)

Reflects the removal of transaction-related costs related to the Acquisition incurred by ADS and IWT, which were reflected in the historical statements of operations, as these costs are nonrecurring in nature.

(c)	Reflects an adjustment to amortization expense as follows:

		Amortization expense
(in thousands)	Preliminary fair value	Fiscal year ended March 31, 2019	Three months ended June 30, 2019	Twelve months ended June 30, 2019	Note
Customer relationships	$270,000	$25,796	$6,694	$25,157
Patents and developed technology	140,000	14,000	3,500	14,000
Tradename and trademarks	65,000	3,250	813	3,250

Total identifiable intangible assets	$475,000	$43,046	$11,007	42,407	(i)

Less: Historical IWT amortization		(31,090)	(7,855)	(31,150)
Less: Historical amortization related to previously existing ADS/IWT arrangement		(1,419)	—	(1,064)	(ii)

Pro forma adjustment to intangible amortization		$10,537	$3,152	$10,193

(i)

Reflects amortization expense resulting from the identifiable intangible assets. Amortization expense has been calculated on a preliminary basis. Customer relationships is amortized using the 1.5x declining balance method. Patents and developed technology and tradename and trademarks are amortized using the straight-line method over their estimated useful lives.

The effect of a 10% increase or decrease in the preliminary estimated fair value of definite-lived intangible assets would result in an increase or decrease of amortization expense of $4,305 thousand, $1,100 thousand and $4,240 thousand for the year ended March 31, 2019, the three months ended June 30, 2019 and the twelve months ended June 30, 2019, respectively.

(ii)	Reflects the removal of historical amortization expense related to previously existing ADS and IWT agreements.
(d)	Reflects the elimination of interest expense on IWT’s historical long-term debt that was extinguished per the terms of the Merger Agreement.
(e)

Reflects the income tax effect of the Acquisition pro forma adjustments using an estimated combined state and federal statutory tax rate of 26%. Because the adjustments contained in the unaudited pro forma combined financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the Acquisition.

7. Unaudited Pro Forma Combined Statements of Operations Adjustments Related to Financing

(a)	Reflects an adjustment to interest expense as follows:

			Interest expense
(in thousands)	Face value	Effective interest rate	Fiscal year ended March 31, 2019	Three months ended June 30, 2019	Twelve months ended June 30, 2019	Note
Term Loan Facility	$700,000	5.69%	$39,991	$9,881	$ 39,915	(i)
Revolving Credit Facility	56,704	6.91%	3,982	1,001	3,982	(ii)
Proceeds from Senior Notes due 2027	350,000		25,734	6,469	25,734

Total debt	$1,106,704		$69,707	$17,351	69,631	(iii)

Less: Historical ADS interest expense			(13,403)	(4,105)	(14,732)

Pro forma adjustment to interest expense			$56,304	$13,246	$ 54,899

(i)

As mentioned in footnote 5a(iv), the face value of the Term Loan Facility is presented within the pro forma financial information, net of the repayment from the proceeds of the Common Stock Offering and the Senior Notes due 2027 offered hereby, as $700,000 thousand as result of the partial pay down. Interest for the Term Loan Facility was affected using an assumed LIBOR rate as of September 9, 2019 of 2.05% plus a margin of 3.25%. When combined with the additional amortization of original issue discount and debt issuance costs, the effective interest rate of the Term Loan Facility is approximately 5.69%.

(ii)

The face value of the Revolving Credit Facility is presented within the pro forma financial information net of the partial repayment as $56,704 thousand, as mentioned in footnote 5a(iii). Interest for the Revolving Credit Facility was affected using an assumed LIBOR rate from September 9, 2019 of 2.05% plus a margin of 3.00%. When combined with the additional amortization of debt issuance costs, the effective interest rate of the Revolving Credit Facility is approximately 6.91%.

(iii)

A 1/8% increase or decrease in interest rates of Senior Secured Credit Facility would result in a change in interest expense of approximately $951 thousand, $235 thousand, and $949 thousand for the fiscal year ended March 31, 2019, for the three months ended June 30, 2019, and for the twelve months ended June 30, 2019, respectively.

(b)

Reflects the income tax effect of the financing pro forma adjustments using an estimated combined state and federal statutory tax rate of 26%. Because the adjustments contained in the unaudited pro forma combined financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the Acquisition.

8. Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted average shares of ADS.

(in thousands, except per share amounts)	Fiscal year ended March 31, 2019	Three months ended June 30, 2019	Twelve months ended June 30, 2019
Net income per share—Basic:
Net income attributable to ADS	$59,204	$(219,582)	(190,549)
Adjustment for:
Dividends paid to redeemable convertible preferred shareholders	(2,047)	(6,841)	(8,391)
Dividends paid to unvested restricted stockholders	(69)	(328)	(382)

Net income available to common stockholders and participating securities	57,088	(226,751)	(199,322)
Undistributed income allocated to participating securities	(2,910)	—	—

Net income available to common stockholders—Basic	54,178	(226,751)	(199,322)

Historical weighted average number of common shares outstanding—Basic	57,025	57,576	57,269
Shares of common stock to be issued per Offering	10,350	10,350	10,350

Pro forma weighted average number of common shares outstanding—Basic	67,375	67,926	67,619

Net income per common share—Basic	$0.80	$(3.34)	(2.95)

Net income per share—Diluted:
Net income available to common stockholders—Diluted	54,178	(226,751)	(199,322)

Pro forma weighted average number of common shares outstanding—Basic	67,375	67,926	67,619
Assumed restricted stock—nonparticipating	40	—	—
Assumed exercise of stock options	547	—	—

Pro forma weighted average number of common shares outstanding—Diluted	67,962	67,926	67,619

Net income per common share—Diluted	$0.80	$(3.34)	$(2.95)
Potentially dilutive securities excluded as anti-dilutive	5,966	10,824	11,242